Exhibit 23.3

[INSERT LOUIS BERGER LETTERHEAD]

December 21, 2018

Virgin Trains USA LLC
161 NW 6th Street, Suite 900
Miami, Florida 33136

CONSENT OF LOUIS BERGER U.S., INC.

Louis Berger U.S., Inc. (“Louis Berger”) hereby consents to the references to Louis Berger’s name, including the reference to Louis Berger under the caption “Experts” in the Registration Statement on Form S-1 (as may be amended or supplemented, the “Registration Statement”) and the related Prospectus (as it may be amended or supplemented, the “Prospectus”) of Virgin Trains USA LLC (the “Company”) to be filed with the U.S. Securities and Exchange Commission and the quotation or summarization by the Company in the Registration Statement and related Prospectus of information, analyses and conclusions from Louis Berger’s reports prepared on behalf of the Company. Louis Berger also hereby consents to the filing of this letter as an exhibit to the Registration Statement.

LOUIS BERGER U.S., INC.

By:	/s/ Lawrence Peseky
Lawrence Peseky Senior Vice President December 21, 2018